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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
LATTICE SEMICONDUCTOR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 8, 2004

TO OUR STOCKHOLDERS:

         You are cordially invited to attend the annual meeting of the stockholders of Lattice Semiconductor Corporation, which will be held on Tuesday, May 11, 2004 at 1 p.m., at our Corporate Headquarters, 5555 NE Moore Court, Hillsboro, Oregon, 97124-6421.

         The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon at the meeting. Included with the Proxy Statement is a copy of our 2003 Annual Report to Stockholders on SEC Form 10-K. Also included is a proxy card for you to record your vote and a return envelope for your proxy card.

         It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your shares by signing and dating the enclosed proxy card and returning it in the envelope provided.

Sincerely,

Cyrus Y. Tsui
Chairman and Chief Executive Officer

Whether or not you plan to attend the meeting, please vote your shares by signing and dating the enclosed proxy card and returning it in the envelope provided. If you receive more than one proxy card because you own shares that are registered differently, then please vote all of your shares shown on all of your proxy cards following the instructions listed on each of the individual proxy cards. Thank you.

5555 NE Moore Court
Hillsboro, Oregon 97124-6421

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 11, 2004

TO OUR STOCKHOLDERS:

        The Annual Meeting of Stockholders of Lattice Semiconductor Corporation will be held at our Corporate Headquarters, 5555 NE Moore Court, Hillsboro, Oregon, 97124-6421, on Tuesday, May 11, 2004, at 1:00 p.m., Pacific Time, for the following purposes:

  1.
  To elect two Class III directors, each for a term of three years;

  2.
  To approve an amendment to the 1990 Employee Stock Purchase Plan increasing the number of shares reserved for issuance thereunder;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending January 1, 2005; and

  4.
  To transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on March 18, 2004 are entitled to vote at the meeting or any adjournment thereof.

        All stockholders are invited to attend the meeting in person. Whether or not you plan to attend the meeting, to assure your representation at the meeting, please promptly sign and return the accompanying proxy card in the enclosed return envelope. Any stockholder of record attending the meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors
Stephen A. Skaggs Secretary

Hillsboro, Oregon
April 8, 2004

5555 NE MOORE COURT
HILLSBORO, OREGON 97124-6421

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        Our board of directors is soliciting proxies to be used at the 2004 annual meeting of stockholders to be held at our Corporate Headquarters, 5555 NE Moore Court, Hillsboro, Oregon, 97124-6421 on Tuesday, May 11, 2004, at 1:00 p.m., Pacific Time, or at any adjournment thereof.

        This proxy statement, the accompanying proxy card and our Annual Report on Form 10-K were mailed on or about April 8, 2004, to all stockholders entitled to vote at the meeting.

Who Can Vote

        Record holders of common stock at the close of business on March 18, 2004, may vote at the meeting. On March 18, 2004, 113,114,663 shares of common stock were outstanding. Each stockholder has one vote for each share of common stock owned as of the record date. The common stock does not have cumulative voting rights.

How To Vote

        Stockholders may vote their shares in person by attending the annual meeting. Stockholders may also vote by mail by signing, dating and mailing the enclosed proxy card. The proxy holders will vote your shares in accordance with the instructions on your proxy card. Stockholders who hold their shares through a bank or broker should vote their shares in the manner prescribed by the bank or broker. If you do not specify how to vote your shares on your proxy card, we will vote them (i) for each of the nominees for director named herein, (ii) to approve an amendment to the 1990 Employee Stock Purchase Plan increasing the number of shares reserved for issuance thereunder, (iii) for ratification of PricewaterhouseCoopers LLP as our independent auditor for fiscal 2004 and (iv) in accordance with the recommendations of our board of directors, or, if no recommendation is given, in the discretion of the proxy holders, on any other business that may properly come before the meeting or any adjournment or adjournments thereof.

Revoking Your Proxy

        You may revoke your proxy at any time before it is exercised by:

  •
  sending a written notice of revocation to the Secretary of Lattice;

  •
  submitting a properly signed proxy with a later date; or

  •
  voting in person at the meeting.

Quorum; Abstentions; Broker Non-Votes

        A majority of the shares of common stock issued and outstanding on March 18, 2004, present in person at the meeting or represented at the meeting by proxy, will constitute a quorum. Shares that are voted "FOR", "AGAINST", "ABSTAIN" or "WITHHELD" from a proposal are treated as being present at the meeting for purposes of establishing a quorum.

        The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as "shares present" at the meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called "broker non-votes") are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting; however, "broker non-votes" are not deemed to be "votes cast." As a result, "broker non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes against the proposal.

PROPOSAL 1: ELECTION OF DIRECTORS

        Our board of directors is divided into three classes. Directors are elected to serve staggered three-year terms, such that the term of one class of directors expires each year. Classes consist of one or two directors. Pursuant to action by the nominating and governance committee of the board of directors, the company will be nominating two Class III directors, named below, at the meeting to three-year terms ending in 2007. We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the board of directors to substitute another person for the nominee, we will vote your shares for that other person.

        The following table briefly describes the nominees for director and the directors whose terms will continue. Except as otherwise noted, each has held his or her principal occupation for at least five years. There are no family relationships among any of our directors or officers.

Nominee	Age	Principal Occupation and Other Directorships	Director Since	Current Term Expires	Class
Mark O. Hatfield	81	Distinguished Professor, Portland State University (since 1997); Distinguished Professor, George Fox University (since 1997); Adjunct Professor, Lewis & Clark College (since 2000); former United States Senator from Oregon (until January 1997).	1997	2004	III
Cyrus Y. Tsui	58	Our Chairman and Chief Executive Officer.	1988	2004	III
Continuing Directors
Harry A. Merlo	78	President of Merlo Corporation, a holding company (since July 1995); President and Chairman of the Board of Louisiana-Pacific Corporation, a building materials company (until June 1995).	1983	2005	I
Daniel S. Hauer	67	Business consultant (since November 1998); Chairman of the Board of Epson Electronics America, a supplier of CMOS integrated circuits and silicon wafers (until November 1998).	1987	2006	II
Soo Boon Koh	53	Managing Partner of iGlobe Partners Fund, L.P. (since October 1999); Sr. Vice President and Deputy General Manager of Vertex Management Pte, Ltd. (until June 1999).	2000	2006	II

Required Vote

        The two nominees receiving the highest number of affirmative votes of the votes cast at the meeting on this matter shall be elected as the Class III directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MARK O. HATFIELD AND CYRUS Y. TSUI AS THE CLASS III DIRECTORS OF THE COMPANY.

        The board has determined that each of the directors except the chairman of the board, Mr. Tsui, is independent within the meaning of the rules and regulations of the Securities and Exchange Commission ("SEC") and the Nasdaq Stock Market, Inc. ("Nasdaq") director independence standards, as currently in effect. Furthermore, the board has determined that each of the members of each of the committees of the board is "independent" within the meaning of the rules and regulations of the SEC and the Nasdaq director independence standards, as currently in effect.

Annual Meeting Attendance

        Although we do not have a formal policy regarding attendance by members of the board at our annual meetings of stockholders, directors are encouraged to attend. Six of seven directors attended the last annual meeting of stockholders.

Board Meetings and Committees

        In 2003 the board of directors held a total of five meetings. Each of our current directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

        Our board of directors currently has three standing committees: the audit committee, the compensation committee and the nominating and governance committee. Each of the committees operates under a written charter adopted by the board.

  Audit Committee

        The company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The audit committee oversees the accounting and financial reporting process and the external audit process of the company and assists the board of directors in the oversight and monitoring of (i) the integrity of the financial statements of the company, (ii) the internal accounting and financial controls of the company, (iii) compliance with legal and regulatory requirements, and (iv) the qualifications, performance and independence of the company's independent auditor. In this capacity, the audit committee is responsible for appointing, compensating, and overseeing the work of the independent auditor. In addition, the audit committee reviews and approves, in advance, all work performed by the independent auditor. The audit committee meets with management and our independent auditor, who have access to the audit committee without the presence of management representatives.

        During 2003, the audit committee was composed of Mr. Hatfield, Mr. Merlo and Ms. Koh and met twice. Our board of directors has determined that, based upon his prior work experience and his tenure and experience on the company's audit committee, Mr. Merlo qualifies as an "Audit Committee Financial Expert" as this term has been defined under the rules and regulations of the SEC.

        The charter of the audit committee is attached to this proxy statement as Appendix A and is also available on our website at http://www.latticesemi.com/investors/governance/index.cfm.

  Compensation Committee

        The compensation committee evaluates and makes recommendations to the board of directors regarding the salary and incentive compensation of our chief executive officer and evaluates and approves the compensation of our other executive officers based upon the recommendations of our chief executive officer. The committee also administers our employee stock option plans and other compensation issues. During 2003, the compensation committee was composed of Mr. Hatfield and Mr. Hauer and met once and acted by written consent four times.

        The charter of the compensation committee is attached to this proxy statement as Appendix B and is also available on our website at http://www.latticesemi.com/investors/governance/index.cfm.

  Nominating and Governance Committee

        A nominating and governance committee was established in 2003, composed of Mr. Merlo, Mr. Hatfield, Mr. Hauer, and Ms. Koh. The nominating and governance committee met twice in 2003. This committee identifies persons for future nomination for election to the board of directors and to fill vacancies on the board, reviews and evaluates the performance of the board of directors and each committee of the board, makes recommendations to the board for nominees to the committees of the board, and develops and recommends to the board a set of corporate governance principles for the company.

        The nominating and governance committee believes that each company director should have certain minimum personal qualifications, including the following:

  •
  professional competence and expertise that is useful to the company;

  •
  the desire and ability to serve as a director, and to devote the time and energy required to fulfill the responsibilities of the position successfully;

  •
  judgment, experience, and temperament appropriate for a director; and

  •
  personal and professional honesty and integrity of the highest order.

        The committee evaluates candidates for nomination on the basis of their individual qualifications, and also on the basis of how such individuals would fill a need on the board of directors. Factors in such determination include:

  •
  the current size and composition of the board;

  •
  the independence of the board and its committees;

  •
  the presence on the board of individuals with expertise in areas useful to the company;

  •
  the diversity of individuals on the board, including their personal characteristics, experiences and backgrounds;

  •
  the number of other boards on which the candidate serves; and

  •
  such other factors as the committee or the board consider significant.

        The nominating and governance committee will consider candidates for our board of directors suggested by its members, other members of the board of directors, our senior management, individuals personally known to members of our board and our stockholders. From time to time the committee may solicit proposals for candidates from interested constituencies, or may use paid third party search firms to identify candidates. The committee evaluates candidates in the same manner regardless of how such candidates are brought to the attention of the committee.

        Stockholders who wish to submit names of candidates for our board of directors to the nominating and governance committee for consideration should do so in writing to the nominating and governance committee, c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421, and should include the following information:

  •
  A statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

  •
  The name and contact information for the candidate;

  •
  A statement of the candidate's occupation and background, including education and business experience;

  •
  Information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;

  •
  A statement detailing (i) any relationship or understanding between the candidate and the company, or any customer, supplier, competitor, or affiliate of the company; and (ii) any relationship or understanding between the candidate and the stockholder proposing the candidate for consideration, or any affiliate of such stockholder; and

  •
  A statement that the candidate is willing to be considered for nomination by the committee and willing to serve as a director if nominated and elected.

        Additional information may be requested by the committee as appropriate.

        In addition, our bylaws permit stockholders to nominate individuals to stand for election to our board of directors at an annual stockholders meeting. Stockholders wishing to submit nominations must notify us of their intent to do so on or before the date specified under "Stockholder Proposals—Other Stockholder Proposals and Director Nominations." Such notice must include the information specified in our bylaws, a copy of which is available from our corporate secretary upon written request.

        The charter of the nominating and governance committee is attached to this proxy statement as Appendix C and is also available on our website at http://www.latticesemi.com/investors/governance/index.cfm.

Communications with the Board

        Although we do not have a formal policy regarding communications with the board of directors, stockholders may communicate with the board of directors by writing to us c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421. Stockholders who would like their submission directed to a member of the board of directors may so specify, and the communication will be forwarded, as appropriate.

Directors' Compensation

        Directors who are also our employees (currently Mr. Tsui) receive no additional or special compensation for serving as directors. Each non-employee director receives an annual retainer of $20,000 plus $1,500 for each board meeting and $1,000 for each committee meeting they attend.

        Non-employee directors also receive options to purchase shares of our common stock. Director options were issued in 2003 under our 2001 Outside Directors' Stock Option Plan (the "2001 Plan"), which provides for automatic grants of stock options to non-employee directors. Under the 2001 Plan, new non-employee directors receive a grant of 72,000 shares upon initial appointment to the board. These shares generally vest quarterly over a four-year period and expire ten years from the grant date. In addition, each non-employee director receives a subsequent grant of 18,000 shares per year. These shares generally vest quarterly over a one year period beginning three years after the grant date and expire ten years from the grant date. In 2003, each non-employee director received a grant of 18,000 shares.

Legal Services

        Larry W. Sonsini, one of our former directors who resigned from our board in 2004, is a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, a law firm based in Palo Alto, California, and chairman of the firm's Executive Management Committee. This firm serves as our primary outside legal counsel. We believe that the services rendered to us by Wilson Sonsini

Goodrich & Rosati were on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Employment Agreements

        In September 1988, we entered into an employment letter with Mr. Tsui pursuant to which Mr. Tsui serves as Chief Executive Officer. In addition to providing for an annual base salary and bonus arrangements, the letter provides that in the event of a change in control of Lattice, any unvested options to purchase our common stock held by Mr. Tsui shall become fully vested. Additionally, in the event Mr. Tsui is involuntarily terminated, other than for cause, we must continue to pay his salary for up to six months, or until Mr. Tsui begins employment elsewhere, whichever occurs sooner, and options vesting during that period are exercisable.

Audit and Related Fees

        Under its charter the audit committee reviews and pre-approves all audit and permissible non-audit services performed by PricewaterhouseCoopers LLP as well as the fees charged by PricewaterhouseCoopers LLP for such services. In its review of non-audit services, the audit committee considered whether the provision of such services is compatible with maintaining the independence of PricewaterhouseCoopers LLP. The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP in connection with the following services during 2003 and 2002:

	2003	2002
Audit Fees(1)	$424,400	$101,895
Audit-Related Fees(2)	114,300	313,700
Tax Fees(3)	85,465	112,447
All other fees(4)	1,400	7,351

Total fees	$625,565	$535,393

(1)
This category includes fees for services rendered for the audit of the annual financial statements included in our Annual Report on Form 10-K, and review of the quarterly financial statements included in our quarterly reports on Form 10-Q.

(2)
This category includes fees for services relating to mergers and acquisitions, audit of employee benefit plans, and fees for other statutory filings and audits, issuance of consents and assistance with and review of documents filed with the SEC.

(3)
This category includes fees for tax compliance, planning, and advice.

(4)
This category includes fees for assistance relating to foreign subsidiaries and other services.

The audit committee has determined that the provision of services rendered above for non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Audit Committee Report

        The responsibilities of the audit committee are fully described in the audit committee charter, a copy of which is attached to this proxy statement as Appendix A. Management is responsible for maintaining our financial controls and preparing our financial reports. Our independent auditor is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing an audit report. The audit committee's responsibility is to execute the audit committee charter and oversee these processes. In fulfilling its responsibilities, the audit committee has reviewed and discussed the audited financial statements contained in our 2003 Annual Report with management and our independent auditor.

        The audit committee discussed with our independent auditor matters required to be discussed by the Statement on Auditing Standards No. 61, "Communication with Audit Committees". In addition, the audit committee discussed with our independent auditor their independence from Lattice and our management, including the written disclosures and the letter submitted to the audit committee by our independent auditor as required by the Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees".

        In January 2004, the audit committee, with the assistance of independent outside legal counsel and our independent auditor, commenced an internal investigation of the facts and circumstances surrounding inappropriate journal entries affecting the deferred income and accrued expense accounts. As a result of the investigation, it was determined that the unaudited consolidated condensed financial statements for each of the three month periods ended September 30, 2003, June 30, 2003 and March 31, 2003 required restatement. In addition, the audit committee has recommended the adoption of certain internal control and system enhancements. Management has already implemented certain of these internal control and systems enhancements and is currently implementing other audit committee directives that resulted from its investigation. For a more complete discussion of this process and results, see our Annual Report on Form 10-K for the year ended January 3, 2004 that accompanies the proxy statement of which this report is a part.

        Based upon the audit committee's discussions with management and our independent auditor and the audit committee's review of the representations of management and the report of our independent auditor, the audit committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended January 3, 2004 for filing with the Securities and Exchange Commission.

                      Audit Committee
                      Harry A. Merlo, Chairman
                      Mark O. Hatfield
                      Soo Boon Koh

Compensation Committee Interlocks and Insider Participation

        The members of our compensation committee during 2003 were Mr. Hatfield and Mr. Hauer. Neither Mr. Hatfield nor Mr. Hauer was or is one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Report of the Compensation Committee

        The compensation committee, comprised of non-employee directors, sets, reviews and administers our executive compensation program. The role of the compensation committee is to evaluate and make recommendations to the board of directors regarding the salary and incentive compensation of our chief executive officer and evaluate and approve the compensation of our other executive officers based upon the recommendation of our chief executive officer. The committee also administers our employee stock option plans, and reviews and approves stock option grants to all our employees.

        Compensation Philosophy.    Our compensation philosophy is that cash incentive compensation of executive officers should be directly linked to our short-term performance while longer-term incentives, such as stock options, should be aligned with the objective of enhancing stockholder value over the long term. We believe the use of stock options strongly links the interests of our officers and employees to the interests of our stockholders. In addition, we believe that our total compensation packages must be competitive with other companies in our industry to ensure that we can continue to attract, retain and motivate the senior managers who we believe are critical to our long-term success.

        Components of Executive Compensation.    The principal components of executive compensation are base salary, the Executive Incentive Plan and stock options.

        Base salaries are set based on competitive factors and the historic salary structure for various levels of responsibility within Lattice. The compensation committee periodically conducts surveys of companies in our industry in order to determine whether our executive base salaries are in a competitive range. Generally, salaries are set at the middle to high end of this range. In addition, we rely on variable incentive compensation in order to emphasize the importance of short-term performance.

        Our Executive Incentive Plan is a bonus plan linked directly to our profitability. This plan in particular emphasizes our belief that, when we are successful, our executives should be highly compensated, but that, conversely, if we are unsuccessful and not profitable, no bonuses should be paid absent extraordinary circumstances. The total bonus pool determined under the plan is based directly on our operating profit, excluding charges associated with one-time in-process research and development and amortization of intangible assets. With respect to our chief executive officer, an individual bonus is determined by formula based on the total bonus pool and his base salary. With respect to other executives, individual cash bonuses are determined by formula based on the total bonus pool, individual base salary and individual performance relative to key objectives as determined by the chief executive officer. The compensation committee may withhold or delay payment of bonuses due to business conditions or other relevant considerations. No bonuses have been paid under the Executive Incentive Plan since 2001.

        The principal equity component of executive compensation is our employee stock option program. Stock options are generally granted when an executive joins us and on an annual basis thereafter under a replenishment program. Initial stock option grants vest over a period of four years. The purpose of the annual replenishment program is to ensure that our executives always have options that vest in increments over a subsequent four-year period. Stock options are also occasionally granted for promotions or other special achievements. Stock options provide a means of retention and motivation for our executives and also align their interests with long-term stock price appreciation. In addition, executives are eligible to participate in a payroll deduction employee stock purchase plan. Under this plan, available to all domestic employees, company stock may be purchased at 85% of the fair market value at the beginning or end of a six month offering period, whichever is less (up to a maximum of $25,000 worth of stock per calendar year or 10% of salary, whichever is less).

        Executives also participate in our profit sharing plan. Under this plan, a specified percentage of operating profit, excluding charges associated with amortization of intangible assets, is set aside and distributed among all domestic employees based on tenure. For 2003, no distributions were made under our profit sharing plan. Other elements of executive compensation include participation in a company-wide life insurance program, supplemental life insurance, long-term disability insurance, company-wide medical benefits and the ability to defer compensation pursuant to both a company-wide 401(k) plan and an executive deferred compensation plan. We made discretionary contributions to the company-wide 401(k) plan of up to 5% of participating employee's eligible base pay until July of 2001, at which time these discretionary contributions were suspended.

        Other Compensation Considerations.    The compensation committee has studied Section 162(m) of the Internal Revenue Code and related regulations of the Internal Revenue Service, which restrict the deductibility of executive compensation paid to any of our five most highly-paid executive officers at the end of any fiscal year to the extent that such compensation exceeds $1 million in any year and does not qualify for an exemption under the statute or related regulations. We have qualified our 1996 Stock Incentive Plan and our 2001 Stock Plan as performance based plans and therefore compensation realized in connection with exercises of options and payment of certain performance bonuses granted under these plans is exempt under the Internal Revenue Code. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy that all compensation must be tax deductible.

        Chief Executive Officer Performance and Compensation.    The compensation committee reviewed the performance of the chief executive officer based upon the compensation philosophy and specific compensation components described above. Because the company's financial performance in 2003 did not meet expectations, Mr. Tsui did not receive a raise in base salary or a bonus in 2003. However, pursuant to our philosophy of retaining and motivating our executives and aligning their interests with long-term stock appreciation, Mr. Tsui received a stock option grant in 2003 and participated in the 2003 Stock Option Exchange Program.

                      Compensation Committee
                      Mark O. Hatfield, Chairman
                      Daniel S. Hauer

EXECUTIVE COMPENSATION

Summary of Compensation

        The following table provides certain summary information concerning compensation paid to or accrued for our Chief Executive Officer and each of our four other most highly compensated executive officers during fiscal 2003 who were serving as executive officers at the end of fiscal 2003, and a former executive officer who would have been one of our four other most highly compensated executive officers during fiscal 2003 had he remained an executive officer at the end of fiscal 2003 (our "named executive officers"), for each of the last three completed fiscal years.

SUMMARY COMPENSATION TABLE

							Long-Term Compensation
			Annual Compensation
Name and Principal Position	Fiscal Year						Stock Option Grants (# of Shares)		All Other Compensation
			Salary(1)		Bonus(2)
Tsui, Cyrus Y. CEO	2003 2002 2001		$ $ $	659,361 646,920 646,920	$ $ $	0 0 600,000	1,864,072 525,000 768,375	(5)	$ $ $	42,276 41,539 41,853	(6) (7) (8)
Skaggs, Stephen A. President	2003 2002 2001		$ $ $	259,904 255,000 253,038	$ $ $	0 0 190,000	597,086 160,000 204,900	(5)	$ $ $	8,709 3,529 6,187	(6) (7) (8)
Johannessen, Jan Corporate VP & CFO	2003 2002 2001	(3)	$ $ $	215,418 208,389 49,616	$ $ $	0 0 0	156,429 30,000 160,000	(5)	$ $ $	380 380 0	(6) (7) (8)
Barone, Frank J. Corporate VP, Product Operations	2003 2002 2001		$ $ $	320,830 304,696 322,230	$ $ $	0 0 65,000	109,286 60,000 77,048	(5)	$ $ $	32,654 31,730 34,163	(6) (7) (8)
Donovan, Stephen M. Corporate VP, Sales	2003 2002 2001		$ $ $	214,038 210,000 210,000	$ $ $	0 0 120,000	156,123 70,000 75,712	(5)	$ $ $	4,472 4,472 6,919	(6) (7) (8)
Laub, Steven A. Former President	2003 2002 2001	(4)	$ $ $	331,018 318,161 258,727	$ $ $	0 0 200,000	601,052 230,000 568,084	(5)	$ $ $	7,445 7,285 5,804	(6) (7) (8)

1.
Fiscal 2003 is a 53 week year. Fiscal 2002 and 2001 were 52 week years. No salary increases were awarded to the named executive officers in 2003. Salary includes amounts deferred pursuant to our 401(k) savings plan.

2.
Bonuses for each year include amounts earned for a given year, even if paid in subsequent years, and exclude bonuses paid during such year that were earned for a prior year.

3.
Mr. Johannessen rejoined us on October 8, 2001.

4.
Mr. Laub left us on December 19, 2003.

5.
Includes grants made pursuant to a voluntary stock option exchange program offered to all employees in the amount of 1,339,072 shares to Mr. Tsui, 357,086 to Mr. Skaggs, 91,429 to Mr. Johannessen, 74,286 to Mr. Barone, 106,123 to Mr. Donovan, and 601,052 to Mr. Laub.

6.
Includes payments we made during 2003 for life and disability insurance in the amounts of $39,842 for Mr. Tsui, $3,709 for Mr. Skaggs, $380 for Mr. Johannessen, $7,731 for Mr. Barone, $4,472 for Mr. Donovan, and $7,445 for Mr. Laub. Also includes patent awards of $2,434 for Mr. Tsui. Also includes a 10 year service award of $5,000 to Mr. Skaggs. Also includes an auto allowance of $24,923 for Mr. Barone.

7.
Includes payments we made during 2002 for life and disability insurance in the amounts of $38,225 for Mr. Tsui, $3,529 for Mr. Skaggs, $380 for Mr. Johannessen, $7,730 for Mr. Barone, $4,472 for Mr. Donovan, and $7,285 for Mr. Laub. Also includes patent awards of $3,314 for Mr. Tsui. Also includes an auto allowance of $24,000 for Mr. Barone.

8.
Includes payments we made during 2001 for life and disability insurance in the amounts of $34,399 for Mr. Tsui, $533 for Mr. Skaggs, $4,510 for Mr. Barone, $1,265 for Mr. Donovan, and $1,766 for Mr. Laub. Also includes contributions we made to the 401(k) plan in the amounts of $5,654 for Mr. Tsui, $5,654 for Mr. Skaggs, $5,654 for Mr. Barone, $5,654 for Mr. Donovan, and $4,039 for Mr. Laub. Also includes patent awards of $1,800 for Mr. Tsui. Also includes an auto allowance of $24,000 for Mr. Barone.

OPTIONS GRANTED AND OPTIONS EXERCISED IN 2003

        The following tables set forth information regarding stock options granted to and exercised by the named executive officers during fiscal 2003, as well as options held by the named executive officers as of the end of fiscal 2003.

OPTION GRANTS IN 2003

	Individual Grants						Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation (through Expiration Date)
Name and Principal Position	Option Grants (# of shs)	% of Total Options Granted to Employees	Exercise Price ($/sh)			Expiration Date	5% Per Year $(3)		10% Per Year $(3)
Tsui, Cyrus Y. CEO	1,339,072 525,000	13.8% 5.4%	$ $	8.21 7.28	(1) (2)	9/18/13 10/28/13	$ $	6,913,930 2,403,635	$ $	17,521,256 6,091,284
Skaggs, Stephen A. President	357,086 240,000	3.7% 2.5%	$ $	8.21 7.28	(1) (2)	9/18/13 10/28/13	$ $	1,843,715 1,098,805	$ $	4,672,337 2,784,587
Johannessen, Jan Corporate VP & CFO	91,429 65,000	..9% ..7%	$ $	8.21 7.28	(1) (2)	9/18/13 10/28/13	$ $	472,068 297,593	$ $	1,196,314 754,159
Barone, Frank J. Corporate VP, Product Operations	74,286 35,000	..8% ..4%	$ $	8.21 7.28	(1) (2)	9/18/13 10/28/13	$ $	383,555 160,242	$ $	972,004 406,086
Donovan, Stephen M. Corporate VP, Sales	106,123 50,000	1.1% ..5%	$ $	8.21 7.28	(1) (2)	9/18/13 10/28/13	$ $	547,937 228,918	$ $	1,388,580 580,122
Laub, Steven A. Former President	601,052	6.2%		$8.21	(1)	9/18/13		$3,103,367		$7,864,540

(1)
This option was granted under our 1996 Stock Incentive Plan in connection with our Stock Option Exchange Program and has an exercise price equal to the fair market value of our common stock as of the date of the grant. This grant vests quarterly over a two-year period.

(2)
This option was granted under our 2001 Stock Plan, and has an exercise price equal to the fair market value of our common stock as of the date of the grant. This grant vests quarterly over a four-year period.

(3)
The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future prices for our common stock.

OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES

			Number of Unexercised Options at Year-End		Value of Unexercised In-the-Money Options At Year-End($)
Name and Principal Position	Shares Acquired on Exercise(#)	Value Realized	Vested (# of shrs)	Unvested (# of shrs)	Vested(1)	Unvested(1)
Tsui, Cyrus Y. CEO	0	$0	1,381,447	2,057,626	$3,196,795	$4,895,065
Skaggs, Stephen A. President	0	$0	324,636	662,450	$767,666	$1,627,763
Johannessen, Jan Corporate VP & CFO	0	$0	20,804	165,625	$57,667	$395,869
Barone, Frank J. Corporate VP, Product Operations	0	$0	218,292	141,250	$148,797	$372,788
Donovan, Stephen M. Corporate VP, Sales	0	$0	315,140	190,983	$722,238	$489,016
Laub, Steven A. Former President	0	$0	313,257	0	$779,104	$0

(1)
Represents the difference between the exercise prices of the options and the closing price of our common stock on January 3, 2004, the last day of our 2003 fiscal year.

Report on Stock Option Exchange Programs

2003 Stock Option Exchange Program

        Employee stock options are a valuable motivation and retention tool and, as such, help to align the interests of our employees with our stockholders. In 2003, the majority of our outstanding employee stock options were "underwater," meaning that the per share exercise prices of these stock options were greater than the then current market price of our common stock. The 2003 Stock Option Exchange Program, approved by our board of directors, was structured to accomplish three important objectives:

  •
  foster retention of our valuable employees;

  •
  better align the interests of our employees and stockholders to maximize stockholder value; and

  •
  reduce the number of outstanding employee stock options as a percentage of outstanding shares and thus reduce potential future stockholder dilution.

        On March 14, 2003, we completed the exchange offer related to the 2003 Stock Option Exchange Program. Under the exchange offer, eligible employees had the opportunity to tender for cancellation certain stock options in exchange for new options to be granted at least six months and one day after the cancellation of the tendered options. Each eligible participant received options to purchase four shares of common stock for every seven shares subject to options submitted for cancellation. We accepted options to purchase approximately 11.2 million shares for exchange and granted new options to purchase approximately 6.4 million shares. The exercise price per share of the new options was equal to the fair market value of our common stock on the new grant date, which was September 18, 2003.

1998 Stock Option Exchange Program

        Effective November 10, 1998, we offered employees the choice of exchanging certain previously granted stock options for new stock options. The new stock options had an exercise price of $7.75, the fair market value of our common stock on the effective date, and vested over four years from the effective date. As a result, options to purchase approximately 3.8 million shares were exchanged. The exchanged stock options had a weighted average exercise price of $15.37. Share amounts and prices have been adjusted for the two-for-one stock splits effected September 16, 1999 and October 11, 2000.

        The table below provides certain information concerning all of our executive officers and former executive officers who received option grants on September 18, 2003, in connection with the 2003 Stock Option Exchange Program and the options that were cancelled on March 17, 2003, pursuant to that program, or received option grants in connection with the 1998 Stock Option Exchange Program. We have not implemented any other option repricing or option cancellation/regrant programs. The number of securities underlying options canceled, the number of securities underlying options granted, the exercise price at time of cancellation and the exercise price of replacement options information in the table below has been adjusted for the two-for-one stock splits effected September 16, 1999 and October 11, 2000. The non-employee members of the board were not eligible to participate in either option exchange.

10 YEAR REPRICING TABLE

Name and Principal Position	Date of Cancellation	Number of Securities Underlying Options at Time of Cancellation	Date New Options were Granted	Number of Securities Underlying Options Granted	Exercise price at time of Cancellation	Exercise Price of Replacement Options	Length of Original Option Term Remaining at Date of Cancellation
Tsui, Cyrus Y. Chairman and CEO	11/10/1998 3/17/2003 3/17/2003 3/17/2003 3/17/2003 3/17/2003	525,000 525,000 525,000 525,000 525,000 243,375	11/10/1998 9/18/2003 9/18/2003 9/18/2003 9/18/2003 9/18/2003	525,000 300,000 300,000 300,000 300,000 139,072	$16.5625 14.875 32.25 25.4375 24.91 17.08	$7.75 8.21 8.21 8.21 8.21 8.21	8.75 Years 6.40 Years 7.13 Years 7.38 Years 8.40 Years 8.63 Years
Skaggs, Stephen A. President	11/10/1998 3/17/2003 3/17/2003 3/17/2003 3/17/2003 3/17/2003	140,000 140,000 140,000 140,000 140,000 64,900	11/10/1998 9/18/2003 9/18/2003 9/18/2003 9/18/2003 9/18/2003	140,000 80,000 80,000 80,000 80,000 37,086	16.5625 14.875 32.25 25.4375 24.91 17.08	7.75 8.21 8.21 8.21 8.21 8.21	8.75 Years 6.40 Years 7.13 Years 7.38 Years 8.40 Years 8.63 Years
Johannessen, Jan Corporate VP & CFO	3/17/2003	160,000	9/18/2003	91,429	17.08	8.21	8.63 Years
Barone, Frank J. Corporate VP, Product Operations	3/17/2003 3/17/2003	70,000 60,000	9/18/2003 9/18/2003	40,000 34,286	25.4375 24.91	8.21 8.21	7.38 Years 8.40 Years
Donovan, Stephen Corporate VP, Sales	11/10/1998 11/10/1998 3/17/2003 3/17/2003 3/17/2003 3/17/2003	80,000 160,000 50,000 60,000 60,000 15,712	11/10/1998 11/10/1998 9/18/2003 9/18/2003 9/18/2003 9/18/2003	80,000 160,000 28,572 34,286 34,286 8,979	16.5625 11.9688 14.875 25.4375 24.91 17.08	7.75 7.75 8.21 8.21 8.21 8.21	8.75 Years 9.48 Years 6.40 Years 7.38 Years 8.40 Years 8.63 Years
Laub, Steven A. Former President	11/10/1998 3/17/2003 3/17/2003 3/17/2003 3/17/2003 3/17/2003 3/17/2003	180,000 123,750 180,000 180,000 150,000 300,000 118,084	11/10/1998 9/18/2003 9/18/2003 9/18/2003 9/18/2003 9/18/2003 9/18/2003	180,000 70,715 102,858 102,858 85,715 171,429 67,477	16.5625 14.875 32.25 25.4375 24.91 24.91 17.08	7.75 8.21 8.21 8.21 8.21 8.21 8.21	8.75 Years 6.40 Years 7.13 Years 7.38 Years 8.40 Years 8.40 Years 8.63 Years
Yu, Jonathan K. Corporate VP, Product Development	11/10/1998 3/17/2003 3/17/2003 3/17/2003 3/17/2003	60,000 40,000 60,000 60,000 23,780	11/10/1998 9/18/2003 9/18/2003 9/18/2003 9/18/2003	60,000 22,858 34,286 34,286 13,589	16.5625 32.25 25.4375 24.91 17.08	7.75 8.21 8.21 8.21 8.21	8.75 Years 7.13 Years 7.38 Years 8.40 Years 8.63 Years
Baker, Martin R. VP, General Counsel	11/10/1998 3/17/2003 3/17/2003 3/17/2003 3/17/2003 3/17/2003	160,000 48,000 40,000 40,000 40,000 18,543	11/10/1998 9/18/2003 9/18/2003 9/18/2003 9/18/2003 9/18/2003	160,000 27,429 22,858 22,858 22,858 10,596	12.9688 14.875 32.25 25.4375 24.91 17.08	7.75 8.21 8.21 8.21 8.21 8.21	3.16 Years 6.40 Years 7.13 Years 7.38 Years 8.40 Years 8.63 Years
Sloss, Rodney F. VP, Finance	11/10/1998 3/17/2003 3/17/2003 3/17/2003 3/17/2003 3/17/2003	60,000 50,000 40,000 50,000 45,000 20,519	11/10/1998 9/18/2003 9/18/2003 9/18/2003 9/18/2003 9/18/2003	60,000 28,572 22,858 28,572 25,715 11,726	16.5625 14.875 32.25 25.4375 24.91 17.08	7.75 8.21 8.21 8.21 8.21 8.21	8.75 Years 6.40 Years 7.13 Years 7.38 Years 8.40 Years 8.63 Years

Yu, Kenneth K. VP and Managing Director—Lattice Asia	11/10/1998 3/17/2003 3/17/2003 3/17/2003 3/17/2003	80,000 72,000 60,000 70,000 16,995	11/10/1998 9/18/2003 9/18/2003 9/18/2003 9/18/2003	80,000 41,143 34,286 40,000 9,712	16.5625 14.875 25.4375 24.91 17.08	7.75 8.21 8.21 8.21 8.21	8.75 Years 6.40 Years 7.38 Years 8.40 Years 8.63 Years
Baker, Randy D. VP, Manufacturing	11/10/1998 3/17/2003 3/17/2003 3/17/2003 3/17/2003 3/17/2003	80,000 60,000 60,000 50,000 50,000 20,844	11/10/1998 9/18/2003 9/18/2003 9/18/2003 9/18/2003 9/18/2003	80,000 34,286 34,286 28,572 28,572 11,911	16.5625 14.875 25.4375 24.91 24.91 17.08	7.75 8.21 8.21 8.21 8.21 8.21	8.75 Years 6.40 Years 7.38 Years 8.40 Years 8.40 Years 8.63 Years
Chan, Albert L. VP and General Manager, Lattice Silicon Valley	11/10/1998 3/17/2003 3/17/2003 3/17/2003 3/17/2003	80,000 80,000 70,000 70,000 18,331	11/10/1998 9/18/2003 9/18/2003 9/18/2003 9/18/2003	80,000 45,715 40,000 40,000 10,475	16.5625 14.875 25.4375 24.91 17.08	7.75 8.21 8.21 8.21 8.21	8.75 Years 6.40 Years 7.38 Years 8.40 Years 8.63 Years
Kingzett, Thomas J. VP, Reliability and Quality Assurance	11/10/1998 11/10/1998 3/17/2003 3/17/2003 3/17/2003 3/17/2003	26,000 40,000 40,000 50,000 50,000 13,093	11/10/1998 11/10/1998 9/18/2003 9/18/2003 9/18/2003 9/18/2003	26,000 40,000 22,858 28,572 28,572 7,482	16.5625 12.9375 14.875 25.4375 24.91 17.08	7.75 7.75 8.21 8.21 8.21 8.21	8.75 Years 9.00 Years 6.40 Years 7.38 Years 8.40 Years 8.63 Years
Kopec, Stanley J. VP, Corporate Marketing	11/10/1998 11/10/1998 3/17/2003 3/17/2003 3/17/2003 3/17/2003	26,000 40,000 48,000 50,000 50,000 13,093	11/10/1998 11/10/1998 9/18/2003 9/18/2003 9/18/2003 9/18/2003	26,000 40,000 27,429 28,572 28,572 7,482	16.5625 12.9375 14.875 25.4375 24.91 17.08	7.75 7.75 8.21 8.21 8.21 8.21	8.75 Years 9.00 Years 6.40 Years 7.38 Years 8.40 Years 8.63 Years

                      Compensation Committee
                      Mark O. Hatfield, Chairman
                      Daniel S. Hauer

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

        The following graph shows the five-year comparison of cumulative stockholder return on our common stock, the S&P 500 Index, and the Philadelphia Semiconductor Index (SOX) from March 1998 through December 2003. Cumulative stockholder return assumes $100 invested at the beginning of the period in our common stock, the S&P 500, and the Philadelphia Semiconductor Index (SOX). Historical stock price performance is not necessarily indicative of future stock price performance.

LATTICE CUMULATIVE STOCKHOLDER RETURN

*
$100 invested on 3/31/98 in stock or index-including reinvestment of dividends. Data points are at the 31st of the month indicated on the graph.

Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth, as of March 18, 2004, information about (i) persons known to us to be the beneficial owners of more than five percent of our outstanding common stock, (ii) each director and named executive officer and (iii) all directors and executive officers as a group:

Beneficial Owner	Number of Shares(1)		Percent of Class
FMR Corp. 82 Devonshire St. Boston, MA 02109	16,256,430	(2)	14.4%
Mazama Capital Management Inc. 1 SW Columbia, Suite 1500 Portland, OR 97258	14,026,779	(3)	12.4%
Citigroup, Inc. 399 Park Avenue New York, NY 10043	12,494,824	(4)	11.0%
State Farm Mutual Automobile Insurance Company One State Farm Plaza Bloomington, IL 61701	6,525,035	(5)	5.8%
Cyrus Y. Tsui Chairman of the Board and CEO	3,387,513	(6)	3.0%
Stephen A. Skaggs, President	473,067	(7)	*
Steven M. Donovan, Corporate Vice President, Sales	373,165	(8)	*
Frank J. Barone, Corporate Vice President, Product Operations	358,579	(9)	*
Steven A. Laub, Former President	267,977	(10)	*
Jan Johannessen, Corporate Vice President and CFO	44,107	(11)	*
Harry A. Merlo, Director	220,110	(12)	*
Daniel S. Hauer, Director	136,860	(13)	*
Soo Boon Koh, Director	68,950	(14)	*
Mark O. Hatfield, Director	58,500	(15)	*
All directors and executive officers as a group (13 persons)	6,182,806	(16)	5.5%

*
Less than one percent.

(1)
Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares, subject to community property laws where applicable.

(2)
Based solely on information contained in a Form 13G/A jointly filed on February 17, 2004, by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson. FMR Corp. reported sole voting power as to 886,220 shares. FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson reported sole dispositive power as to 16,256,430 shares.

(3)
Based solely on information contained in a Form 13G/A filed on February 11, 2004, by Mazama Capital Management, Inc., which reported sole voting power as to 7,522,650 shares and sole dispositive power as to 14,026,779 shares.

(4)
Based solely on information contained in a Form 13G/A jointly filed on February 13, 2004, by Citigroup Inc., Citigroup Global Markets Inc., Citigroup Financial Products Inc., and Citigroup Global Market Holdings Inc. Citigroup Global Markets Inc. reported shared voting and dispositive power as to 8,514,286 shares. Citigroup Financial Products, Inc. reported shared voting and dispositive power as to 9,344,222 shares. Citigroup Global Markets Holdings Inc. reported shared voting and dispositive power as to 12,238,087 shares. Citigroup Inc. reported shared voting and dispositive power as to 12,494,824 shares.

(5)
Based solely on information contained in a Form 13G/A jointly filed on February 3, 2004, by State Farm Mutual Insurance Company, State Farm Investment Management Corp. and State Farm Mutual Fund Trust. State Farm Mutual Insurance Company reported sole voting and dispositive power as to 6,500,000 shares. State Farm Investment Management Corp. reported shared voting and dispositive power as to 21,135 shares. State Farm Mutual Fund Trust reported sole voting and dispositive power as to 3,900 shares.

(6)
Includes 1,680,080 shares exercisable under options within 60 days of March 18, 2004. Also includes 249,887 shares held for the benefit of Mr. Tsui by our executive deferred compensation plan.

(7)
Includes 419,271 shares exercisable under options within 60 days of March 18, 2004. Also includes 11,613 shares held for the benefit of Mr. Skaggs by our executive deferred compensation plan.

(8)
Includes 343,405 shares exercisable under options within 60 days of March 18, 2004. Also includes 15,344 shares held for the benefit of Mr. Donovan by our executive deferred compensation plan.

(9)
Includes 351,628 shares exercisable under options within 60 days of March 18, 2004.

(10)
Includes 238,125 shares exercisable under options within 60 days of March 18, 2004.

(11)
Includes 44,107 shares exercisable under options within 60 days of March 18, 2004.

(12)
Includes an aggregate of 68,260 shares, held by the Harry A. Merlo Charitable Remainder Trusts and the Merlo Educational Trust, as to which Mr. Merlo disclaims beneficial ownership; includes 49,500 shares exercisable under options within 60 days of March 18, 2004.

(13)
Includes 49,500 shares exercisable under options within 60 days of March 18, 2004.

(14)
Includes 67,500 shares exercisable under options within 60 days of March 18, 2004.

(15)
Includes 58,500 shares exercisable under options within 60 days of March 18, 2004.

(16)
Includes 3,949,192 shares exercisable under options within 60 days of March 18, 2004. Also includes 276,844 shares held for the benefit of executive officers by our executive deferred compensation plan.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all forms they file pursuant to Section 16(a).

        Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that, for 2003, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with.

PROPOSAL 2: APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

        We are asking the stockholders to approve the proposed amendment to our Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of common stock reserved for issuance thereunder by 1,000,000 shares, bringing the total number of shares issuable under the Purchase Plan from 3,700,000 shares to 4,700,000 shares. In February 2004, the board of directors approved the addition of shares to the Purchase Plan, subject to stockholder approval. As of March 18, 2004, 330,548 shares were available for future issuance under the Purchase Plan. The board believes that the number of shares of common stock that remain available for future issuance will be insufficient to achieve the purposes of the Purchase Plan unless the additional shares are authorized and approved by the stockholders. The board also believes that increasing the number of shares available under the Purchase Plan will enable Lattice to continue its policy of encouraging employee equity participation by enabling employees to purchase Lattice common stock at a discount from the market price through voluntary payroll deductions. Employee participation in the Purchase Plan has been broadly-based. Approximately 53% of our eligible employees participated in this plan during the purchase period ended December 31, 2003. The board believes that the increased opportunity for employee equity participation will promote the attraction, retention and motivation of employees.

Description of the Employee Stock Purchase Plan

        The following paragraphs provide a summary of the principal features of the Purchase Plan and its operation. The Purchase Plan is set forth in its entirety as Appendix D to this proxy statement. The following summary is qualified in its entirety by reference to Appendix D.

        The Purchase Plan was adopted by the board of directors and approved by the stockholders in 1990. The stockholders approved, in August 1993, an increase of 900,000 shares to the original number of shares reserved for the Purchase Plan. In May 1997, the board of directors amended the Purchase Plan to increase the shares reserved for issuance from 1,800,000 shares to 2,800,000 shares, (as adjusted for the two-for-one stock splits effected September 16, 1999 and October 11, 2000), which the stockholders approved in August 1997. In February 2002, the board of directors amended the Purchase Plan to increase the shares reserved for issuance from 2,800,000 shares to 3,700,000 shares, which the stockholders approved in May 2002.

Purchase Plan Activity

        Since the Purchase Plan's inception in 1990, and as of March 18, 2004, (without taking into account the proposed amendment to the Purchase Plan), we had issued and sold an aggregate of 3,369,452 shares of common stock pursuant to the Purchase Plan and 330,548 shares of common stock were available for future issuance under the Purchase Plan. Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. The following table sets forth certain information regarding shares purchased under the Purchase Plan during 2003 by each of the named executive officers, all current executive officers as a group and all non-executive officer employees as a group:

EMPLOYEE STOCK PURCHASE PLAN

Name and Position	Dollar Value(1)	Number Of Shares Purchased
Tsui, Cyrus Y.—CEO	$0	0
Skaggs, Steven A.—President	$0	0
Johannessen, Jan—Corporate VP & CFO	$0	0
Barone, Frank J.—Corporate VP, Product Operations	$23,966	2,891
Donovan, Stephen M.—Corporate VP, Sales	$0	0
Laub, Steven A.—Former President	$19,125	2,307
All executive officers as a group	$99,446	11,991
All other employees (excluding executive officers) as a group	$4,727,989	564,073

(1)
Represents the market value of the shares on the date of purchase. The purchase price paid by each participant in the Purchase Plan is at least 15% below the market value. See "Summary of Purchase Plan—Right to Purchase Shares". Three offering periods were completed in 2003, because the fiscal year had 53 weeks.

Summary of the Purchase Plan

        The purpose of the Purchase Plan is to provide a convenient and practical means for our domestic employees to purchase common stock and a method by which we may assist and encourage employees to become stockholders. The Purchase Plan is intended to be a permanent program but the board of directors may terminate the Purchase Plan at any time.

        Eligibility.    Except as described below, all U.S. based regular-status employees of Lattice and its domestic subsidiaries who have been so employed for at least six months and work more than twenty hours per week are eligible to participate in the Purchase Plan. Any employee who owns or would be deemed to own five percent or more of the voting power or value of all classes of our stock is ineligible to participate in the Purchase Plan.

        Administration.    The Purchase Plan is administered by the board of directors or a committee appointed by the board of directors. The board of directors may promulgate rules and regulations for the operation of the Purchase Plan, adopt forms for use in connection with the plan, decide any question of interpretation of the plan or rights arising thereunder and generally supervise the administration of the plan.

        Right to Purchase Shares.    Eligible employees may participate in the Purchase Plan by electing to contribute to the plan by means of a payroll deduction. Participants may contribute to the Purchase Plan from $10 to 10 percent of their total base salary during each pay period in the offering period. No employee's rights to acquire shares of common stock may accrue at a rate that exceeds $25,000 per calendar year. The $25,000 limit is based on the fair market value of the shares as of the relevant enrollment date. At the end of each six-month offering period, June 30 and December 31 each year, we will apply the amount contributed by the participant during the offering period to the purchase of whole shares of common stock reserved under the Purchase Plan. The purchase price per share of common stock is equal to the lesser of 85 percent of the fair market value of the common stock on the first trading day of the offering period or the last trading day of the offering period. Any cash amount remaining after the purchase of whole shares because it was less than the amount required to purchase a whole share will be retained in the participant's account for application on the next purchase date.

All other cash amounts remaining in the participant's account after the purchase of whole shares will be distributed to the participant.

        Neither payroll deductions credited to a participant's account nor any rights under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Upon termination of a participant's employment payroll deductions credited to the participant's account are generally returned to the participant and the participant has no right to acquire shares on the next purchase date. However, upon termination of a participant's employment because of death, retirement or disability, the payroll deductions credited to the participant's account will be used to purchase shares of common stock on the next purchase date under the plan if the next purchase occurs within three months of the date of termination. Any remaining balance is returned to the participant or his or her beneficiary. A participant may withdraw the entire accumulated balance in his or her account and terminate participation in the Purchase Plan by giving written notice, except that no amounts may be withdrawn within 15 days prior to the last day of an offering period.

        Amendments.    The board of directors may amend the Purchase Plan, except that without stockholder approval, the board of directors may not increase the number of shares reserved for issuance under the plan, permit the sale of shares to noneligible employees, materially increase benefits, materially modify eligibility requirements, or make other material amendments to the plan. The board of directors may terminate the Purchase Plan at any time. Upon termination, amounts credited to participants' accounts will be returned to participants.

United States Tax Information

        The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. However, the participant will generally be subject to tax upon the sale or other disposition of the shares. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and one year from the date the shares are purchased (the "Holding Periods"), the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15 percent of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of the Holding Periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. Lattice is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the Holding Periods.

        The foregoing summary of the effect of United States federal income taxation upon the participant and Lattice in connection with the Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Equity Compensation Plan Information

        The following table summarizes information, as of December 31, 2003, with respect to shares of our common stock that may be issued under our existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options assumed by us in connection with mergers and acquisitions. Footnote (5) to the table sets forth the total number of shares of our common stock issuable upon the exercise of those assumed options as of December 31, 2003, and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
	(In thousands except per share amounts)
Equity compensation plans approved by security holders(1)	18,790		$8.59	6,380	(2)
Equity compensation plans not approved by security holders	765	(3)	$15.13	291	(4)
Total	19,555		$8.80	6,671

(1)
Includes shares of our common stock issuable upon exercise of options from the 1996 Stock Incentive Plan, the 2001 Stock Plan, the 1993 Outside Directors Stock Option Plan and the 2001 Outside Directors' Stock Option Plan.

(2)
Includes approximately 331 shares reserved for issuance under our Employee Stock Purchase Plan.

(3)
Consists of shares of our common stock issuable upon exercise of warrants issued to a vendor as compensation for services. The warrants have an exercise price equal to the closing market price on the date of issue and are earned by the vendor ratably over the life of the service period, usually one year, and usually have a term of 5 years.

(4)
Consists of shares of our common stock held for the benefit of certain executives by our executive deferred compensation plan. The plan is funded entirely by participants through deferral of salary, bonus awards or gains on the exercise of stock options. Distributions to participants are made pursuant to elections made by participants in accordance with plan provisions, generally at the time of the election to defer. There have been no company matching contributions to the plan and the assets of the plan remain subject to claims of the company's general creditors.

(5)
The table does not include information for the stock options assumed by us in connection with mergers and acquisitions. As of December 31, 2003, a total of approximately 2,279 shares of our common stock were issuable upon exercise of those assumed options. The weighted-average exercise price of those assumed options is $9.74 per share.

Required Vote

        The approval of the amendment to the Purchase Plan requires the affirmative vote of a majority of the votes cast on this matter at the Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        The audit committee and the Board of Directors have approved the appointment of PricewaterhouseCoopers LLP to act as our independent auditor for the year ending January 1, 2005, subject to ratification of the appointment by the stockholders. PricewaterhouseCoopers LLP has served as our independent auditor since 1988. Representatives of PricewaterhouseCoopers LLP have been invited and are expected to attend the annual meeting, will be given the opportunity to make a statement if they wish to do so and are expected to be available to respond to appropriate questions.

Required Vote

        The proposal to ratify the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast at the annual meeting. If the appointment of PricewaterhouseCoopers LLP is not ratified, the audit committee will take the vote under advisement in evaluating whether to retain PricewaterhouseCoopers LLP.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITOR FOR THE YEAR ENDING JANUARY 1, 2005.

ANNUAL REPORT

        Our Annual Report on Form 10-K for 2003 was sent to our stockholders together with this proxy statement. We will furnish without charge, upon the written request of any person who was a stockholder or a beneficial owner of our common stock at the close of business on March 18, 2004, an additional copy of our Annual Report on Form 10-K filed with the SEC for our most recent fiscal year, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Secretary of Lattice at the address set forth in the Notice of Annual Meeting immediately preceding this proxy statement.

OTHER BUSINESS

        The Board of Directors does not intend to present any business for action at the meeting other than the election of directors and the proposals set forth herein, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote the shares they represent as the Board of Directors may recommend, or, if no recommendation is given, in the discretion of the proxy holders.

METHOD AND COST OF SOLICITATION

        The cost of solicitation of proxies will be paid by Lattice. In addition to solicitation by mail, certain of our employees, for no additional compensation, may request the return of proxies personally or by telephone, fax or e-mail. We will, on request, reimburse brokers and other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of our stock to execute proxies.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year's Proxy Statement

        To be considered for inclusion in the proxy statement relating to next year's annual meeting, a stockholder proposal must be received at our principal executive offices no later than December 9, 2004. If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

Other Stockholder Proposals and Director Nominations

        If a stockholder wishes to present a stockholder proposal at our next annual meeting that is not intended to be included in the proxy statement or to nominate a person for election to our board of directors at the annual meeting, the stockholder must provide the information required by our bylaws and give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary:

  •
  not earlier than the close of business on December 9, 2004; and

  •
  not later than the close of business on January 8, 2005.

        If the date of the stockholder meeting is changed by more than 30 days from the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included on our proxy statement under Rule 14a-8 or of a nomination for election to our board of directors must be received no later than the close of business on the later of 120 days prior to the meeting and 10 days after public pronouncement of the meeting date. Notices of intention to present proposals or to nominate persons for election to our board of directors at the next annual meeting should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421. You may also contact our corporate secretary at our principle executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals.

Multiple Copies of Proxy Materials

        You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or annual reports. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card that you receive.

        If you share an address with another stockholder, you may receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may write us to request a separate copy of these. Your request should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

        It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. Therefore, whether or not you expect to be present at the meeting, please sign the accompanying form of proxy and return it in the enclosed stamped return envelope.

By Order of the Board of Directors
Stephen A. Skaggs Secretary

Hillsboro, Oregon
April 8, 2004

APPENDIX A

LATTICE SEMICONDUCTOR CORPORATION

CHARTER OF THE
AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS
(Revised October 28, 2003)

Purpose

        The purpose of the Audit Committee shall be to:

  •
  Oversee the accounting and financial reporting process of the Company;

  •
  Oversee the external audit process of the Company;

  •
  Assist the Board of Directors in the oversight and monitoring of (i) the integrity of the financial statements of the Company, (ii) the internal accounting and financial controls of the Company, (iii) compliance with legal and regulatory requirements, and (iv) the qualifications, performance and independence of the Company's independent auditors; and

  •
  Provide the Board of Directors additional information and material as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

        The Audit Committee shall undertake these specific responsibilities and duties set forth in this charter and such other duties as the Board of Directors may from time to time prescribe.

Membership

        The Audit Committee is a standing committee of the Board of Directors and shall be comprised of three members of the Board of Directors, each of whom the Board of Directors determines to be independent (as determined under the applicable rules of The Nasdaq Stock Market ("Nasdaq") and the Securities and Exchange Commission ("SEC"), in each case, as applicable to audit committees). The Board of Directors shall appoint the members and designate one Audit Committee member to be the chairman of the Audit Committee.

        Each Audit Committee member will be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, and at least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities. The Board of Directors will be responsible for determining whether a member of the Audit Committee meets the qualifications of a Financial Expert for purposes of the rules of Nasdaq. However, it is not required that a member, or any member, of the Audit Committee be a Financial Expert.

Meetings

        The Audit Committee will meet regularly, as the Audit Committee may deem appropriate, and more frequently as the rules of the SEC or Nasdaq may require. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance. The Audit Committee will meet separately with the Chief Financial Officer and other members of management of the Company as it deems appropriate in conjunction with each regularly scheduled Audit Committee meeting and more frequently, as it deems appropriate, to review the financial affairs of the Company. The Audit

Committee will also periodically meet separately with the independent auditors of the Company, as it deems appropriate to fulfill its responsibilities under this charter.

Responsibilities and Duties

1.
Appoint and oversee the services of the Company's independent auditors, including the resolution of any disagreement between management and the auditor regarding financial reporting.

2.
Evaluate and confirm the independence of the independent auditors pursuant to and in accordance with the applicable rules and regulations of the SEC and Nasdaq.

3.
Review, at least annually, the qualifications, performance and independence of the independent auditors.

4.
Except for such de minimis audit and non-audit services as are not required to be approved by the Audit Committee pursuant to the applicable rules and regulations of the SEC and Nasdaq, review and approve in advance all audit and non-audit services provided by the independent auditors. In this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, and to determine all audit and non-audit engagement fees and terms with the independent auditors.

5.
Review and approve, upon completion of the annual audit, the audit opinion, audit report, and financial statements including footnotes. Discuss such matters with management and the independent auditors, and report to the Board of Directors, as the Audit Committee deems appropriate.

6.
Review with management and the independent auditors prior to public dissemination the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

7.
Cause to be prepared, and then review and approve, all audit-related reports required to be included in the Company's proxy statement, pursuant to and in accordance with applicable SEC rules and regulations.

8.
Discuss with the independent auditors recommendations, if any, regarding material deficiencies in the accounting procedures or the books and records of the Company encountered by the independent auditors during the audit process, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management, and management's responses to such matters.

9.
In consultation with the independent auditors and management, review the adequacy of the Company's internal controls and the integrity of the Company's financial reporting processes, both internal and external.

10.
Review the reports of the Chief Executive Officer and Chief Financial Officer required by the rules of the SEC to be filed with the Company's quarterly and annual reports.

11.
Discuss, at least annually, significant changes in generally accepted accounting principles and practices with the Company's independent auditors and discuss any implications of such changes with management.

12.
Review, and approve in advance, any proposed related party transactions in accordance with applicable rules and regulations of the SEC and Nasdaq.

13.
As and when required by the rules of the SEC, establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

14.
Report regularly to the Board of Directors including with respect to:

(a)
any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors; and

(b)
such other matters as are relevant to the Audit Committee's discharge of its responsibilities.

15.
Maintain minutes or other records of meetings and activities of the Audit Committee.

16.
Review annually the charter, structure and membership of the Audit Committee.

        In addition to the above responsibilities, the Audit Committee may conduct additional related activities as appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Audit Committee shall also fulfill other responsibilities delegated to it from time to time by the Board of Directors.

        The Audit Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that it deems appropriate. In this regard, the Audit Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

        The Audit Committee shall be given full access to the Company's Board of Directors, corporate executives and independent auditors as necessary to carry out these responsibilities.

APPENDIX B

LATTICE SEMICONDUCTOR CORPORATION

CHARTER OF THE
COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

Purpose

        The purpose of the Compensation Committee shall be to:

  •
  Evaluate and make recommendations to the Board of Directors regarding the compensation of the Chief Executive Officer;

  •
  Evaluate and approve the compensation of the Company's other executive officers, based upon the recommendation of the Chief Executive Officer;

  •
  Lead the Board of Directors in an annual discussion of the performance of the Chief Executive Officer; and

  •
  Cause to be prepared, and then review and approve, an annual report on executive compensation for inclusion in the Company's annual proxy statement, pursuant to and in accordance with applicable rules and regulations of The Nasdaq Stock Market ("Nasdaq") and the Securities and Exchange Commission ("SEC").

        The Compensation Committee shall undertake these specific responsibilities and duties set forth in this charter and such other duties as the Board of Directors may from time to time prescribe.

Membership

        The Compensation Committee shall be comprised of two or more members of the Board of Directors, each of whom shall be "disinterested persons" as that term is used by the SEC and each of whom the Board of Directors determines to be "independent" under applicable SEC and Nasdaq rules. Additionally, no director may serve on the Compensation Committee unless the director (i) is a "Non-employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code. The Board of Directors shall appoint the members and designate one of the Compensation Committee members to be the chairman of the Compensation Committee.

Responsibilities And Duties

1.
Evaluate the compensation plan for, and the performance goals of, the Chief Executive Officer and make a recommendation to the Board of Directors in executive session for approval of the plan and goals by the Board of Directors' independent members.

2.
Evaluate and approve, upon the recommendation of and after consultation with the Chief Executive Officer, the compensation of the Company's other executive officers, including salary, awards in cash, restricted stock, stock options, long term incentive plans, and any other benefits or compensation.

3.
Review and make recommendations to the Board of Directors with respect to the Company's incentive-compensation plans and equity-based plans, and oversee the activities of the individuals responsible for administering those plans.

B-1

4.
Cause to be prepared, and then review and approve, the annual report on executive compensation for inclusion in the Company's proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC and Nasdaq.

5.
Report regularly to the Board of Directors including with respect to:

a.
such other matters as are relevant to the Compensation Committee's discharge of its responsibilities; and

b.
such recommendations as the Compensation Committee may deem appropriate.

6.
Maintain minutes or other records of meetings and activities of the Compensation Committee.

7.
Review annually the charter, structures and membership of the Compensation Committee.

B-2

APPENDIX C

LATTICE SEMICONDUCTOR CORPORATION

CHARTER OF THE
NOMINATING AND GOVERNANCE COMMITTEE OF THE
BOARD OF DIRECTORS

Purpose

        The purpose of the Nominating and Governance Committee (the "Committee") shall be:

  •
  The identification of individuals qualified to become directors and nominate directors for election and candidates for all vacant directorships to be filled by the Board of Directors or by the stockholders;

  •
  The review and evaluation of the Board of Directors' performance and each committee thereof;

  •
  Making recommendations to the Board of Directors of nominees for the committees of the Board of Directors; and

  •
  The development and recommendation of a set of corporate governance principles applicable to the Company.

        The Committee shall undertake those specific duties and responsibilities set forth in this charter and such other duties as the Board of Directors may from time to time prescribe.

Membership

        The Committee shall be comprised of two or more members of the Board of Directors, each of whom the Board of Directors determines to be "independent" under applicable rules and regulations of The Nasdaq Stock Market ("Nasdaq") and the Securities and Exchange Commission ("SEC"). The Board of Directors shall appoint the members and designate one Committee member to be the chairman of the Committee.

Responsibilities and Duties

Board Selection, Composition and Evaluation

  1.
  Establish criteria for the selection of new directors to serve on the Board of Directors.

  2.
  Identify individuals believed to be qualified as candidates to serve on the Board of Directors and recommend to the Board of Directors, the candidates for all directorships (including the applicable class to which such candidate will be elected) to be filled by the Board of Directors or by the stockholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant skills, diversity and the extent to which the candidate would fill a present need on the Board of Directors.

  3.
  Review and make recommendations to the full Board of Directors whether members of the Board of Directors should stand for re-election. Consider matters relating to the retirement of members of the Board of Directors, including term limits or retirement ages.

  4.
  Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. The Committee shall have authority to retain and to terminate any search

C-1

    firm to be used to assist it in identifying candidates to serve as directors of the corporation, including authority to approve the fees payable to such search firm and any other terms of retention.

  5.
  Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers.

  6.
  Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

  7.
  Oversee the evaluation of, at least annually, and more frequently as the Committee deems appropriate, the Board of Directors.

  8.
  Recommend members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, the rules of the SEC and Nasdaq and any other factors the Committee deems relevant, and where appropriate, make recommendations to the Board of Directors regarding the removal of any member of any committee.

  9.
  Establish, monitor and recommend the purpose, structure and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board and, as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any Board committee.

  10.
  Periodically lead the Board of Directors in a review of the charter, composition and performance of each committee of the Board of Directors and make recommendations to the Board of Directors for the creation of additional committees or the elimination of committees.

  11.
  Develop and recommend to the Board of Directors a set of corporate governance principles and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as the Committee deems to be appropriate.

  12.
  Report regularly to the Board of Directors, including with respect to:

  i.
  such matters as the Committee deems to be relevant to the Committee's discharge of its responsibilities; and

  ii.
  such recommendations as the Committee may deem appropriate.

  13.
  Maintain minutes or other records of meetings and activities of the Committee.

  14.
  Review annually the charter, structure and membership of the Committee.

C-2

APPENDIX D

LATTICE SEMICONDUCTOR CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective February 3, 2004)

ARTICLE I

PURPOSE

        The purpose of the Lattice Semiconductor Corporation Employee Stock Purchase Plan (the "Plan") is to provide a convenient and practical means by which employees of Lattice Semiconductor Corporation (the "Corporation") and the employees of any Participating Subsidiary (as hereinafter defined) may acquire stock of the Corporation. The Corporation believes that ownership of its stock by employees will mutually benefit the employees and the Corporation by creating a greater community of interest between the Corporation's stockholders and its employees. The Corporation intends that the Plan shall constitute an "employee stock purchase plan" within the meaning of Section 423 of the Code (as hereinafter defined).

ARTICLE II

DEFINITIONS

        The following terms, when capitalized, shall have the meaning specified below unless the context clearly indicates to the contrary.

        II.1    Account  shall mean each separate account maintained for a Participant under the Plan, collectively or singly as the context requires. Each Account shall be credited with a Participant's contributions, and shall be charged for the purchase of Shares. A Participant shall be fully Vested in the cash contributions to his or her Account at all times. The Plan Administrator may create special types of accounts for administrative reasons, even though the Accounts are not expressly authorized by the Plan.

        II.2    Board of Directors  shall mean the Board of Directors of the Corporation.

        II.3    Code  shall mean the Internal Revenue Code of 1986, as amended from time to time.

        II.4    Committee  shall mean the Committee appointed by the Board of Directors in accordance with Section 8.1 of the Plan, if such a Committee be appointed.

        II.5    Compensation  shall mean the total cash compensation paid to an Employee as base salary in the period in question for the services rendered to the Employer by the Employee while a Participant. Compensation shall include the earnings waived by an Employee pursuant to a salary reduction arrangement under any cash or deferred compensation plan that is maintained by the Employer and that is intended to be qualified under Section 401(k) or Section 125 of the Code, but shall not include earnings that are not part of the Employee's base salary such as overtime pay, severance pay, hiring or relocation bonuses, or pay in lieu of vacations or sick leave.

        II.6    Common Stock  shall mean the common stock, $.01 par value of the Corporation.

        II.7    Corporation  shall mean Lattice Semiconductor Corporation, a Delaware Corporation.

        II.8    Disability  shall mean a total and permanent disability as defined in Section 22(e)(3) of the Code.

        II.9    Employee  shall mean an individual who renders services to his or her Employer pursuant to a regular-status employment relationship with such Employer. A person rendering services to an Employer purportedly as an independent consultant or contractor shall not be an Employee for purposes of the Plan.

        II.10    Employer  shall mean, collectively, the Corporation and any Participating Subsidiary, or any successor entity that continues the Plan, or all such entities collectively. All Employees of entities that constitute the Employer shall be treated as employed by a single company for all Plan purposes. In contexts in which actions are required or permitted to be taken or notices to be given, the Employer shall mean the Corporation or any successor corporation.

        II.11    Employment  shall mean the period during which an individual is an Employee. Employment shall commence on the day the individual first performs services for the Employer as an Employee and shall terminate on the day such services cease, except as determined under Article X.

        II.12    Enrollment Date  shall mean the first day of each Offering Period.

        II.13    Offering  shall mean the offering of Shares pursuant to the Plan during an Offering Period.

        II.14    Offering Period  shall mean any one of the separate 6-month periods commencing on January 1 and July 1 of each calendar year; provided, however that the first Offering Period shall commence on the date set by the Plan Administrator as the Enrollment Date for the first Offering and shall continue through the earlier of the next succeeding June 30 or December 31, at which time such Offering shall terminate.

        II.15    Participant  shall mean any Employee who is participating in any Offering under the Plan pursuant to Article III.

        II.16    Participating Subsidiary  shall mean a Subsidiary that is designated by the Board of Directors of the Company as a participating employer in the Plan.

        II.17    Payroll Deduction Authorization Form  shall mean the form provided by the Corporation on which a Participant shall elect to participate in the Plan and designate the amount or percentage of his or her Compensation to be contributed to his or her Account through payroll deductions.

        II.18    Plan  shall mean this document.

        II.19    Plan Administrator  shall mean the Board of Directors or the Committee, whichever shall be administering the Plan from time to time in the discretion of the Board of Directors, as described in Article VIII.

        II.20    Purchase Date  shall mean the last day of any Offering Period.

        II.21    Retirement  shall mean a Participant's termination of Employment on or after attaining the age of 65 or after the Plan Administrator has determined that a Disability has occurred with respect to the Participant.

        II.22    Share  shall mean one share of Common Stock.

        II.23    Subsidiary  shall mean any corporation at least fifty percent (50%) or more of the total combined voting power of all classes of stock of which is owned or controlled directly or indirectly by the Corporation or one or more of such Subsidiaries or both.

        II.24    Valuation Date  shall mean the date upon which the fair market value of Shares is to be determined for purposes of setting the price of Shares under Section 5.2 (that is, the Enrollment Date or the applicable Purchase Date). If the Enrollment Date is not a date on which the fair market value may be determined in accordance with Section 5.3, the Valuation Date shall be the first day after the Enrollment Date for which such fair market value may be determined. If the Purchase Date is not a date on which the fair market value may be determined in accordance with Section 5.3, the Valuation Date shall be the first date prior to the Purchase Date on which such fair market value may be determined.

        II.25    Vested  shall mean non-forfeitable.

ARTICLE III

EMPLOYEE PARTICIPATION

        III.1    Participation. An Employee who meets the requirements of Section 3.2 below may elect to participate in the Plan, effective as of any future Enrollment Date, by completing and filing a Payroll Deduction Authorization Form as provided in Section 4.1. As of each Enrollment Date until the supply of Shares reserved under the Plan is exhausted, the Corporation hereby grants a right to purchase Shares under the terms of the Plan to each eligible Employee who has elected to participate in the Offering commencing on that Enrollment Date, in the amount, and on the terms provided in Article V.

        III.2    Requirements for Participation

          (a)   An Employee shall become eligible to participate in the Plan on the first Enrollment Date on which he or she first meets all of the following requirements:

            (i)    The Employee is employed by the Employer on the Enrollment Date for that offering and has been continuously employed by the Employer for a period of six months prior to the Enrollment Date;

            (ii)   The Employee's customary period of Employment is for more than twenty (20) hours per week; and

            (iii)  The Employee's customary period of Employment is for more than five (5) months in any calendar year.

          (b)   Absent withdrawal from the Plan pursuant to Section 6.3, a Participant who has elected to participate in the Plan by completing and filing a Payroll Deduction Authorization Form with respect to an Offering Period will automatically be re-enrolled in the Plan on the next Enrollment Date immediately following the expiration of the Offering of which he or she is then a Participant, and the terms of the Payroll Deduction Authorization Form then on file with the Corporation shall remain applicable for the subsequent Offering Period until modified in accordance with Section 4.5.

          (c)   A Participant shall become ineligible to participate in the Plan and shall cease to be a Participant when any of the following occurs:

            (i)    the entity of which the Participant is an Employee ceases to be an Employer as defined in Section 2.10; or

            (ii)   the Participant ceases to meet the eligibility requirements of Section 3.2(a).

        The payroll deductions credited to the Account of any Participant who becomes ineligible during an Offering Period shall be returned to the Participant, and the ineligible Participant shall have no right to purchase Shares at the next Purchase Date.

        III.3    Limitations on Participation

          (a)   No Employee may obtain a right to purchase Shares under the Plan if, immediately after such right is granted, the Employee owns or is deemed to own Shares possessing five percent (5%) or more of the combined voting power or value of all classes of stock of the Corporation or any parent or Subsidiary of the Corporation. For purposes of determining share ownership, the rules of

  Section 424(d) of the Code shall apply and Shares that the Employee may purchase under any options or rights to purchase, whether or not Vested, shall be treated as Shares owned by the Employee.

          (b)   No Employee may obtain a right to purchase Shares under the Plan that permits the Employee's rights to purchase Shares under the Plan and any other employee stock purchase plan of the Corporation or any parent or Subsidiary of the Corporation to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 in fair market value of Shares (determined as of the Enrollment Date) for each calendar year in which such rights to purchase Shares are outstanding. For this purpose, the right to purchase Shares accrues on the Purchase Date of an Offering Period. This section shall be interpreted to permit an Employee to purchase the maximum number of Shares permitted under Section 423(b)(8) of the Code and regulations and interpretations adopted thereunder.

        III.4    Voluntary Participation.    Participation in the Plan shall be voluntary.

ARTICLE IV

PAYROLL DEDUCTIONS

        IV.1    Payroll Deduction Authorization.    An Employee may contribute to the Plan only by means of payroll deduction. A Payroll Deduction Authorization Form must be filed with the enrolling individual's payroll office not less than 15 days prior to the Enrollment Date as of which the payroll deductions are to take effect.

        IV.2    Amount of Deductions.    A Participant may specify that he or she desires to make contributions to the Plan at a rate not less than $10.00 and not more than ten percent (10%) of the Participant's Compensation during each pay period in the Offering Period, or such other minimum or maximum percentages as the Plan Administrator shall establish from time to time. Such specification shall apply during any period of continuous participation in the Plan, unless modified or terminated as provided in Section 4.5 or as otherwise provided in the Plan. If a payroll deduction cannot be made in whole or in part because the Participant's pay for the period in question is insufficient to fund the deduction after having first withheld all the amounts otherwise deductible from his or her pay, the amount that was not withheld cannot be made up by the Participant nor will it be withheld from subsequent paychecks. If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deduction to the Corporation.

        IV.3    Commencement of Deductions.    Payroll deductions for a Participant shall commence with the first paycheck following the Enrollment Date of the Offering for which his or her Payroll Deduction Authorization Form is effective and shall continue indefinitely, unless modified or terminated as provided in Section 4.5 or as otherwise provided in the Plan.

        IV.4    Accounts.    All payroll deductions made for a Participant shall be credited to his or her Account under the Plan. Following each Purchase Date, the Plan Administrator shall promptly deliver a report to each Participant setting forth the aggregate payroll deductions credited to such Participant's Account during the preceding six months and the number of Shares purchased.

        IV.5    Modification of Authorized Deductions.

          (a)   Participant may, prior to the commencement of each Offering Period in which he or she will be a Participant, increase or reduce the amount of his or her payroll deduction, effective for all subsequent payroll periods, by completing an amended Payroll Deduction Authorization Form and filing it with his or her payroll office in accordance with Section 4.1; provided, however that no modification in a Participant's payroll deduction shall cause such Participant's contribution to be less than $10.00 or more than ten percent (10%) of such Participant's compensation during any pay period.

          (b)   A Participant may at any time discontinue his or her payroll deductions by completing an amended Payroll Deduction Authorization Form and filing it with his or her payroll office, after which the Participant's participation in the Offering will terminate without automatic re-enrollment under Section 3.2(b), and the payroll deductions credited to such Participant's account shall be returned to the Participant.

          (c)   For purposes of this Section 4.5, an amended Payroll Deduction Authorization Form shall be effective for a specific pay period when filed at least 15 days prior to the last day of such period.

ARTICLE V

PURCHASES OF SHARES

        V.1    Purchase of Shares.    Subject to the limitations of Article VI, on each Purchase Date in an Offering Period the Corporation shall apply the amount credited to each Participant's Account to the purchase of as many full Shares that may be purchased with such amount at the price set forth in Section 5.2, and shall issue such Shares to the Participant. Payment for shares purchased under the Plan will be made only through payroll withholding in accordance with Article IV.

        V.2    Price.    The price of Shares to be purchased under Section 5.1 on any Purchase Date shall be the lower of:

          (a)   Eighty-five percent (85%) of the fair market value of the shares on the Enrollment Date of the Offering; or

          (b)   Eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date of the Offering, provided that in no event shall the price be less than the book value per share of the Shares on the Purchase Date. For this purpose, the book value per share shall equal the aggregate book value of the Corporation on a consolidated basis (total assets minus total liabilities) at the end of the Company's fiscal quarter that is at the midpoint of the Offering Period, divided by the total number of shares of Common Stock (or common stock equivalents) outstanding at the end of the Company's fiscal quarter ended immediately prior to the Purchase Date.

        V.3    Fair Market Value.

          (a)   The fair market value of the Shares on any date shall be equal to the closing price of such shares on the Valuation Date, as reported on the Nasdaq National Market System or such other quotation system that supersedes it.

          (b)   If prices for the Shares are not publicly quoted, the fair market value of the Shares shall be determined by the Plan Administrator in good faith. Such determination shall be conclusive and binding on all persons.

        V.4    Unused Contributions.    Any amount credited to a Participant's Account and remaining therein immediately after a Purchase Date because it was less than the amount required to purchase a full Share shall be carried forward in such Participant's Account for application on the next succeeding Purchase Date. No interest will be paid on the amounts accumulated.

        V.5    Delivery and Custody of Shares.    Shares purchased by Employees pursuant to the Plan shall be delivered to the Employee or to an investment or financial firm appointed by the Plan Administrator to act as custodian on behalf of the Employee.

ARTICLE VI

TERMINATION AND WITHDRAWAL

        VI.1    Termination of Employment.    Upon termination of a Participant's Employment for any reason other than as set forth in Section 6.2, the payroll deductions credited to such Participant's Account shall be returned to the Participant. A Participant shall have no right to acquire Shares on any Purchase Date subsequent to termination of his or her Employment.

        VI.2    Termination upon Death, Retirement or Disability.    Upon termination of the Participant's Employment because of his or her Death, Retirement or Disability, the payroll deductions credited to his or her Account shall be used to purchase Shares as provided in Article V on the next Purchase Date; provided that the next Purchase Date occurs within three (3) months of the date of termination. Any remaining balance in the participant's Account shall be returned to him or her or, in the case of death, any Shares purchased and any remaining balance shall be transferred to the deceased Participant's estate.

        VI.3    Withdrawal.    A Participant may withdraw the entire amount credited to his or her Account under the Plan and thereby terminate participation in the current Offering at any time by giving written notice to the Corporation, but in no case may a Participant withdraw amounts within the 15 days immediately preceding a Purchase Date for that Offering. Any amount withdrawn shall be paid to the Participant promptly after receipt of proper notice of withdrawal. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period, unless the participant delivers to the Company a new Payroll Deduction Authorization Form.

ARTICLE VII

SHARES PURCHASED UNDER THE PLAN

        VII.1    Source and Limitation of Shares.

          (a)   The Corporation has reserved for sale under the Plan 4,700,000 shares of its Common Stock, subject to adjustment upon changes in capitalization of the Corporation as provided in Section 9.2. Shares sold under the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases, but all shares sold under the Plan regardless of source shall be counted against the 4,700,000 Share limitation.

          (b)   If there is an insufficient number of Shares to permit the full exercise of all existing rights to purchase Shares, or if the legal obligations of the Corporation prohibit the issuance of all Shares purchasable upon the full exercise of such rights, the Plan Administrator shall make a pro rata allocation of the Shares remaining available in as nearly a uniform and equitable manner as possible, based pro rata on the aggregate amounts then credited to each Participant's Account. In such event, payroll deductions to be made shall be reduced accordingly and the Plan Administrator shall give written notice of such reduction to each Participant affected thereby. Any amount remaining in a Participant's Account immediately after all available Shares have been purchased will be promptly remitted to such Participant. Determination by the Plan Administrator in this regard shall be final, binding and conclusive on all persons. No payroll deductions shall be permitted under the Plan at any time when no Shares are available.

        VII.2    Delivery of Shares.    The rights to purchase Shares granted pursuant to this Plan will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Plan Administrator from time to time. The Participant shall have no interest in Shares purchasable under the Plan until payment for the Shares has been completed at the close of business on the relevant Purchase Date. The Plan provides only an unfunded, unsecured promise by the Employer to pay money or property in the future. Except with respect to the Shares purchased on a Purchase Date, an Employee choosing to participate in the Plan shall have no greater rights than an unsecured creditor of the Corporation. After the purchase of the Shares, the Participant shall be entitled to all rights of a stockholder of the Corporation.

ARTICLE VIII

ADMINISTRATION

        VIII.1    Plan Administrator.    At the discretion of the Board of Directors, the Plan shall be administered by the Board of Directors or by a Committee appointed by the Board of Directors in accordance with all applicable laws, rules and regulations. Each member of the Committee shall be a director, an officer or an Employee of the Corporation. Each member shall serve for a term commencing on a date specified by the Board of Directors and continuing until he or she dies, resigns or is removed from office by the Board of Directors. No members shall receive any compensation for serving as a member of the Committee.

        VIII.2    Powers.    The Plan Administrator shall be vested with full authority to make, administer and interpret all rules and regulations as it deems necessary to administer the Plan. Any determination, decision or act of the Plan Administrator with respect to any action in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any and all other persons claiming under or through any Participant. The provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

ARTICLE IX

CHANGES IN CAPITALIZATION, MERGER, ETC.

        IX.1    Rights of the Corporation.    The grant of a right to purchase Shares pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassification, reorganizations or other changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or transfer all or any part of its divisions, subsidiaries, business or assets.

        IX.2    Recapitalization.    Subject to any required action by the stockholders, the number of Shares covered by the Plan as provided in Section 7.1 and the price per Share shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Corporation resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only on the Shares). The determination of whether an adjustment shall be made and the manner of any adjustment shall be made by the Plan Administrator without any further approval from the stockholders, which determination shall be conclusive.

        IX.3    Consolidation or Merger.    In the event of the consolidation or merger of the Corporation with or into any other business entity, or the sale by the Corporation of substantially all of its assets, the successor may continue the Plan by adopting the same by resolution of its board of directors or agreement of its partners or proprietors. If, within 90 days after the effective date of a consolidation, merger or sale of assets, the successor corporation, partnership or proprietorship does not adopt the Plan, the Plan shall be terminated in accordance with Section 12.1.

ARTICLE X

TERMINATION OF EMPLOYMENT

        For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick-leave or other leave of absence approved by the Corporation. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

ARTICLE XI

STOCKHOLDER APPROVAL AND RULINGS

        The Plan is expressly made subject (a) to the affirmative vote of the holders of a majority of the outstanding shares of the Corporation present in person or by proxy at a meeting of stockholders within 12 months after the date the Plan is adopted and (b) at the Corporation's election, to the receipt by the Corporation from the Internal Revenue Service of a ruling in scope and content satisfactory to counsel to the Corporation, affirming the qualification of the Plan within the meaning of Section 423 of the Code. If the Plan is not so approved by the stockholders within 12 months after the date the Plan is adopted and if, at the election of the Corporation a ruling from the Internal Revenue Service is sought but is not received on or before one year after the Plan's adoption by the Board of Directors, the Plan shall not come into effect. In that case, the Account of each Participant shall forthwith be paid to the Participant.

ARTICLE XII

MISCELLANEOUS PROVISIONS

        XII.1    Amendment and Termination of the Plan.

          (a)   The Board of Directors of the Corporation may at any time amend the Plan. Except as otherwise provided herein, no amendment may adversely affect or change any right to purchase Shares previously granted to any Participant. No amendment shall be made without prior approval of the stockholders of the Corporation if the amendment would:

            (i)    Permit the sale of more Shares than are authorized under Section 7.1;

            (ii)   Permit the sale of Shares to employees of entities which are not Employers as defined in Section 2.10;

            (iii)  Materially increase the benefits accruing to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended, under the Plan; or

            (iv)  Modify the requirements as to eligibility for participation in the Plan.

          (b)   The Plan is intended to be a permanent program, but an Employer shall have the right at any time to declare the Plan terminated completely as to the Employer. Upon such termination, amounts credited to the Accounts of Participants with respect to whom the Plan has been terminated shall be returned to such Participants.

        XII.2    Non-Transferability.    Neither payroll deductions credited to a Participant's Account nor any rights with regard to the purchase of Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant except as provided in Section 6.2, and any attempted assignment, transfer, pledge, or other disposition shall be null and void. The Corporation may treat any such act as an election to withdraw funds in accordance with Section 6.3.

        XII.3    Use of Funds.    All payroll deductions received or held by the Corporation under the Plan may be used by the Corporation for any corporate purposes and the Corporation shall not be obligated to segregate the payroll deductions.

        XII.4    Expenses.    All expenses of administering the Plan shall be borne by the Corporation and its Participating Subsidiaries.

        XII.5    No Interest.    No Participant shall be entitled, at any time, to any payment or credit for interest with respect to or on the payroll deductions contemplated herein, or on any other assets held hereunder for the Participant's Account.

        XII.6    Registration and Qualification of Shares.    The Offering of the Shares hereunder shall be subject to the effecting by the Corporation of any registration or qualification of the Shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Corporation shall determine, in its sole discretion, is necessary or desirable as a condition to, or in connection with, the offering or the issue or purchase of the Shares covered thereby. The Corporation shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

        XII.7    Plan Not a Contract of Employment.    The Plan is strictly a voluntary undertaking on the part of the Employer and shall not constitute a contract between the Employer and any Employee, or consideration for an inducement or a condition of the employment of an Employee. Except as otherwise required by law, nothing contained in the Plan shall give any Employee the right to be retained in the service of the Employer or to interfere with or restrict the right of the Employer, which is hereby expressly reserved, to discharge or retire any Employee at any time, with or without cause and with or without notice. Except as otherwise required by law, inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan. The doctrine of substantial performance shall have no application to any Employee or Participant. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance that will give rise to the applicable right.

        XII.8    Service of Process.    The Secretary of the Corporation is hereby designated agent for service of legal process on the Plan.

        XII.9    Notice.    All notices or other communications by a Participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received by the Plan Administrator. Any notice required by the Plan to be received by the Corporation prior to an Enrollment Date, payroll period or other specified date, and received by the Plan Administrator subsequent to such date shall be effective on the next occurring Enrollment Date, payroll period or other specified date to which such notice applies.

        XII.10    Governing Law.    The Plan shall be interpreted, administered and enforced in accordance with the Code, and the rights of Participants, former Participants, and all other persons shall be determined in accordance with it. To the extent that state law is applicable, however the laws of the State of Oregon shall apply.

        XII.11    Plurals.    Where the context so indicates, the singular shall include the plural and vice versa.

        XII.12    Titles.    Titles of Articles and Sections are provided herein for convenience only and are not to serve as the basis for interpretation or construction of the Plan.

        XII.13    References.    Unless the context clearly indicates to the contrary, reference to a Plan provision, statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed counterpart.

        XII.14    Responsibility.    Neither the Corporation, its Board of Directors, any Participating Subsidiary, nor any officer or employee of any of them shall be liable to any Employee under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.

LATTICE SEMICONDUCTOR CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS, MAY 11, 2004

        The undersigned stockholder of Lattice Semiconductor Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 8, 2004, and hereby appoints Cyrus Y. Tsui and Stephen A. Skaggs, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Lattice Semiconductor Corporation to be held on May 11, 2004 at 1:00 p.m., Pacific Time, at our Corporate Headquarters, 5555 NE Moore Court, Hillsboro, OR 97124-6421, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

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        THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3.

Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE
		FOR ALL NOMINEES	WITHHELD FOR ALL NOMINEES			FOR	AGAINST	ABSTAIN
1.	ELECTION OF CLASS III DIRECTORS: Nominees: 01 Mark O. Hatfield 02 Cyrus Y. Tsui	☐	☐	2.	PROPOSAL TO APPROVE AN AMENDMENT TO THE 1990 EMPLOYEE STOCK PURCHASE PLAN INCREASING THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.	☐	☐	☐
Withheld for nominees listed below: (Write nominee's name in the space provided below):				3.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS LATTICE'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JANUARY 1, 2005:	☐	☐	☐

				In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

				THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR IDENTIFIED ABOVE, TO APPROVE THE AMENDMENT TO THE 1990 EMPLOYEE STOCK PURCHASE PLAN INCREASING THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER, AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITOR OF THE COMPANY. IF ANY OTHER BUSINESS PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OR, IF NO RECOMMENDATION IS GIVEN, IN THE DISCRETION OF THE PROXY HOLDERS.

  Signature(s)                                                                                           Dated                                         , 2004

  Signature(s)

  (This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

^ FOLD AND DETACH HERE ^

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1: ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTIONS GRANTED AND OPTIONS EXERCISED IN 2003
OPTION GRANTS IN 2003
OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES
10 YEAR REPRICING TABLE
COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN
LATTICE CUMULATIVE STOCKHOLDER RETURN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 2: APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN
EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
ANNUAL REPORT
OTHER BUSINESS
METHOD AND COST OF SOLICITATION
STOCKHOLDER PROPOSALS
APPENDIX A
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (Revised October 28, 2003)
APPENDIX B
CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
APPENDIX C
CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS
APPENDIX D
LATTICE SEMICONDUCTOR CORPORATION EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated Effective February 3, 2004)
ARTICLE I PURPOSE
ARTICLE II DEFINITIONS
ARTICLE III EMPLOYEE PARTICIPATION
ARTICLE IV PAYROLL DEDUCTIONS
ARTICLE V PURCHASES OF SHARES
ARTICLE VI TERMINATION AND WITHDRAWAL
ARTICLE VII SHARES PURCHASED UNDER THE PLAN
ARTICLE VIII ADMINISTRATION
ARTICLE IX CHANGES IN CAPITALIZATION, MERGER, ETC.
ARTICLE X TERMINATION OF EMPLOYMENT
ARTICLE XI STOCKHOLDER APPROVAL AND RULINGS
ARTICLE XII MISCELLANEOUS PROVISIONS